Exhibit 10.3

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of April 29, 2016 (the “Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent under the Loan Agreement (as defined herein) (in such capacity, the “Administrative Agent”), SunTrust Bank, as escrow agent (the “Escrow Agent”) and SunTrust Bank, as securities intermediary (the “Intermediary”).

This Agreement is being entered into in connection with (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 21, 2015, by and among the Borrower, Schrader Acquisition Corporation (“Merger Sub”), a Delaware corporation and direct wholly owned subsidiary of Western Digital Technologies, Inc. (“WDT”), which is a wholly owned subsidiary of the Borrower, and SanDisk Corporation, a Delaware corporation (“SanDisk”) and (ii) the Loan Agreement dated April 29, 2016 (the “Loan Agreement”), among the Borrower, the Administrative Agent and the other banks and financial institutions party from time to time thereto.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Definitions. Capitalized terms, used but not defined herein, shall have the respective meanings specified in the Loan Agreement. A copy of the Loan Agreement shall be provided to the Escrow Agent for the sole and limited purpose of reference to defined terms.

Section 2. Appointment and Jurisdiction of Escrow Agent.

(a) The Borrower and the Administrative Agent hereby appoint SunTrust Bank, as the escrow agent and securities intermediary hereunder in accordance with the terms and conditions set forth herein, and SunTrust Bank, as escrow agent, hereby accepts such appointment. The Borrower, the Intermediary, the Administrative Agent and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” with respect to each of the Escrow Accounts (as defined below) of the Intermediary is the State of New York for purposes of the New York UCC (as defined below), including Section 8-110 thereof. The Intermediary confirms and agrees that it is a securities intermediary with respect to each Escrow Account and that each Escrow Account is a “securities account,” each within the meaning of Article 8 of the New York UCC. The Borrower acknowledges that the Escrow Agent may currently be acting as a lender or as an agent under the Loan Agreement and the Borrower’s rights and obligations under any other agreement with the Escrow Agent (including the Loan Agreement) that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Agreement, and none of such rights and obligations under such other agreements shall be affected by the Escrow Agent’s performance or lack of performance of services hereunder.

Section 3. The Escrowed Property.

(a) On the date hereof (the “Closing Date”), pursuant to Section 2.17 of the Loan Agreement, the Borrower is obligated to deposit, or cause to be deposited, in cash with the Escrow Agent (i) $3,750,000,000, representing the gross proceeds of the U.S. Term B Loans, less any upfront fees or “original issue discount” of and (ii) €885,000,000, representing the gross proceeds of the Euro Term B Loans, less any upfront fees or “original issue discount” of ((i) and (ii), together, the “Proceeds”). The deposit made pursuant to this subsection (a), together with any additional amounts deposited with the Escrow Agent by or on behalf of the Borrower, is referred to collectively herein as the “Escrowed Property.”

(b) The “Outside Date” shall be October 21, 2016; provided that to the extent the Termination Date (as defined in the Merger Agreement) has been extended as provided in Section 8.1(b)(i) of the Merger Agreement and the Borrower delivers written notice in the form attached as Exhibit A hereto to the Administrative Agent and the Escrow Agent that the Termination Date under the Merger Agreement has been extended in accordance with the terms of the Merger Agreement, the Outside Date shall be January 21, 2017. References herein to “Escrow Prepayment Amount” shall mean an amount equal to the Proceeds, together with all accrued and unpaid interest on the full aggregate principal amount of such Term B Loans from the Closing Date through, but not including, the Escrow Prepayment Date (as defined in the Loan Agreement). References herein to “Excess Escrowed Property” shall mean the excess, if any, of the Escrowed Property over the Escrow Prepayment Amount.

The Escrow Agent shall have no duty to solicit the Escrowed Property. The Borrower certifies that the Escrowed Property shall be satisfactory for such purposes pursuant to the Loan Agreement, and shall notify the Escrow Agent in writing at or prior to the transfer of the Escrowed Property to the Escrow Accounts. The Escrow Agent shall have no liability for any Escrowed Property, or for interest thereon, that remains unclaimed and/or is returned if such written notification is not given.

(c) (i) Escrowed Property denominated U.S. Dollars shall be held in account number (Reference: Western Digital/JP Morgan TBL Escrow) established and maintained with the Intermediary (together with any successor account or accounts, the “USD Escrow Account”), with wire instructions for the crediting of funds to the USD Escrow Account as follows:

Wire Instructions:

Name of Bank:	SunTrust Bank
City/State of Bank:	Richmond, VA
ABA Number of Bank:	061000104
Name of Account:	Escrow Services Richmond
Account Number at Bank:
Reference:	Western Digital/JP Morgan TBL Escrow
Attn:	Nickida Dooley, (804) 782-7610

Escrowed Property denominated Euros shall be held in account number                  (Reference: STB As Escrow FBO Western Digital Corp) established and maintained with the Intermediary (together with any successor account or accounts, the “Euro Escrow Account” and together with the USD Escrow Account, the “Escrow Accounts” and each, an “Escrow Account”), with wire instructions for the crediting of funds to the Euro Escrow Account as follows:

Wire Instructions:

Name of Bank:	Deutsche Bank AG, Frankfurt Germany*
Address of Bank:	Taunusanlage 12, P. O. Box 100601, 6000
Frankfurt/Main 1, Germany
IBAN:	DE75500700 (Not Required)
SUNTRUST NOSTRO A/C#:
Swift ID of Bank:	DEUTDEFF
SunTrust Swift:	SNTRUS3A
Attn:	Foreign Exchange Department/ David Gratz

Subject to and in accordance with the provisions hereof, the Escrow Agent agrees to hold the Escrowed Property in the applicable Escrow Ac-

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count, and the Intermediary agrees that each Escrow Account constitutes a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “New York UCC”)).

Each Escrow Account will be established and maintained with the Intermediary in the name of the Escrow Agent, as escrow agent on behalf of the Borrower and the Administrative Agent. The Escrow Agent shall administer each Escrow Account in accordance with the provisions of this Agreement, including, without limitation, holding in escrow, investing and reinvesting, and releasing or distributing the Escrowed Property.

(ii) As security for the due and punctual payment of all amounts that may be payable from time to time and the due and punctual performance of all other obligations outstanding under the Loan Agreement, now or hereafter arising, the Borrower hereby pledges, assigns and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all of its rights, titles and interests in, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Borrower, in (1) the Escrow Accounts, (2) the Escrowed Property, (3) all “financial assets” (as defined in Section 8-102(a)(9) of the New York UCC) credited thereto, (4) all Investment Property (as defined Article 9 of the New York UCC) credited thereto, (5) all proceeds of the foregoing, (6) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and (7) any General Intangibles (as defined in the New York UCC) at any time evidencing or relating to any of the foregoing (all of the foregoing in (1) – (7), the “Escrow Collateral”), to secure the prompt and complete payment and performance by the Borrower of the Escrow Prepayment Amount on the Escrow Prepayment Date and the payment by the Borrower of any other amounts due under the Loan Agreement (the “Secured Obligations”). The Administrative Agent shall have all of the rights and remedies of a secured party under the New York UCC with respect to the Escrow Collateral securing the Secured Obligations. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall be considered a designee of the Escrow Agent (in its capacity as such) in connection with the pledge pursuant to this paragraph. The security interest of the Administrative Agent granted pursuant hereto shall at all times be valid, perfected and enforceable as a first priority security interest. The Borrower agrees to take all steps necessary to maintain the security interest created by this Agreement as a perfected first-priority security interest. Without limiting the generality of the foregoing, the Borrower hereby agrees to file and authorizes the Administrative Agent to file one or more UCC financing statements (including amendments thereto and continuations thereof) in such jurisdictions and filing offices and containing such description of Escrow Collateral as may be reasonably necessary in order to perfect the security interest granted herein, and the Borrower agrees to file or to cause to be filed all such UCC financing statements in such jurisdictions and filing offices and containing such description of Escrow Collateral as is necessary in order to perfect the security interest granted herein; provided that the Administrative Agent and the Escrow Agent and the Intermediary shall have no obligation to file or monitor the filing of UCC financing statements. The Escrow Agent and the Intermediary shall be entitled to rely conclusively and without independent investigation or inquiry on the Borrower with respect to creating, perfecting, maintaining and continuing the security interest created by this Agreement as a perfected first-priority security interest. The Escrow Agent and the Intermediary make no representation concerning whether or not any security interest exists with respect to any property held under the terms of this Agreement and the Escrow Agent and the Intermediary shall have no duty or obligation with respect to the creation, perfection or continuation of any such security interest, it being understood and agreed that the duties of the Escrow Agent with respect to any property held pursuant to this Agreement are limited and confined exclusively to the duties and responsibilities expressly set forth herein; provided that the Escrow Agent and Intermediary shall comply with the terms of this Agreement which grant the Administrative Agent control over the Escrowed Property. The Borrower represents and warrants that as of the date hereof its legal name is that set forth on the signature pages hereof and it is duly formed and validly existing as a corporation under the laws of the State of Delaware and is not organized under the laws of any other jurisdiction, and the Borrower hereby agrees that it will not change its legal name or jurisdiction of organization without giving the Administra-

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tive Agent and the Lenders not less than five (5) Business Days’ prior written notice thereof and without preparing and filing, at the Borrower’s expense, all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect (or to maintain the perfection of) the security interest in the Escrow Collateral in each office necessary for such purpose.

(iii) Prior to release from the Escrow Accounts, all Escrowed Property shall either be (a) held as (i) with respect to the USD Escrow Account, a U.S. Dollar deposit balance or (ii) with respect to the Euro Escrow Account, a Euro deposit balance or (b) invested in Eligible Escrow Investments (as defined below) specified in writing to the Escrow Agent by a Responsible Officer (as defined below) of the Borrower, and in each case, shall be credited to the applicable Escrow Account. The Intermediary hereby agrees that the Eligible Escrow Investments and any investment property, financial asset, security, instrument or cash or cash balances (irrespective of the currency in which such cash or cash balances are denominated) credited to an Escrow Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC. For purposes of this Agreement, “Eligible Escrow Investments” means (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having repricings or maturities of not more than one year from the date of acquisition; (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any United States commercial bank having capital and surplus in excess of $500.0 million (which, for the avoidance of doubt, the Intermediary has agreed in this Section 3(c)(iii) to credit to the applicable Escrow Account and to treat as financial assets credited to a securities account); (c) repurchase obligations with a term of not more than 14 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above; and (d) money market funds that invest solely in Eligible Escrow Investments of the kinds described in clauses (a) through (c) above. The Escrow Agent and the Intermediary shall be entitled to assume conclusively and without independent inquiry that investments specified in writing by a Responsible Officer of the Borrower conform to the requirements of this Agreement. If at any time the Intermediary receives any entitlement order (as such term is defined in Section 8-102(a)(8) of the New York UCC) with respect to any financial asset credited to an Escrow Account from the Administrative Agent, the Intermediary shall comply with such entitlement order without further consent of the Borrower, the Escrow Agent or any other person. The Borrower hereby agrees with the Escrow Agent and the Administrative Agent that the Borrower shall not give any entitlement orders to the Intermediary or instructions to the Escrow Agent, except to the extent provided in Sections 4(a) and 5(a) below. The Administrative Agent agrees, solely for the benefit of the Borrower, that it will not give any entitlement order to the Intermediary except on the written directions of the Required Lenders (other than after the occurrence and during the continuation of an Event of Default), it being understood that the Intermediary shall have no responsibility whatsoever to determine whether such directions have been provided to the Administrative Agent.

(iv) Upon the release of any Escrowed Property pursuant to Section 5 hereof, the security interest of the Administrative Agent for the benefit of the Lenders shall automatically terminate without any further action and the Escrowed Property shall be delivered to the recipient entitled thereto free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Administrative Agent and the Lenders.

Section 4. Investment of the Escrowed Property; Income Tax Reporting.

(a) During the term of this Agreement and prior to delivery by the Administrative Agent of a notice to the Escrow Agent stating that an Event of Default (as defined in the Loan Agreement) has oc-

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curred and is continuing under the Loan Agreement, the Escrow Agent shall, at the initial written direction, in the form of Exhibit F, of one of the authorized representatives of the Borrower identified on Schedule I hereto (each, a “Responsible Officer”), instruct the Intermediary to invest and reinvest the Escrowed Property in the Eligible Escrow Investments, as set forth in such written direction.

(b) The Escrow Agent shall have no obligation to invest or reinvest the Escrowed Property if deposited with the Escrow Agent after 10:00 a.m. local time in the City of New York on such day of deposit until the next Business Day. Instructions received after 10:00 a.m. local time in the City of New York will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses, fee, tax, penalty or other charge resulting from the investment, reinvestment or liquidation of the Escrowed Property. Any interest or other income received on such investment and reinvestment of the Escrowed Property shall become part of the Escrowed Property and any losses incurred on such investment and reinvestment of the Escrowed Property shall be debited against the Escrowed Property. The Borrower shall be responsible for any and all differences between the amount of Escrowed Property released pursuant to Section 5 and the Escrow Prepayment Amount plus any other amounts due under the Loan Agreement. If an investment selection is not made and a written direction not given to the Escrow Agent, the Escrowed Property shall remain uninvested with no liability for interest or earnings thereon. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments, including without limitation charging any applicable agency fee (which fees, for the avoidance of doubt, are separate from any fees the Escrow Agent may charge for acting as Escrow Agent) in connection with each transaction. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity at pricing standards for customers similarly situated to the Borrower. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrowed Property pursuant to Section 5 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder and the parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to the investment of moneys held hereunder or the purchase, sale, retention or other disposition of any investment. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (A) serving as investment adviser, administrator, shareholder servicing agent, custodian or subcustodian with respect to certain of the investments, (B) using affiliates to effect transactions in certain investments and (C) effecting transactions in investments. Following delivery by the Administrative Agent of a notice to the Escrow Agent stating that an Event of Default (as defined in the Loan Agreement) has occurred and is continuing, the Escrow Agent shall hold the Escrowed Property on deposit in the Escrow Accounts without investment. The Escrow Agent shall be under no duty to afford the Escrowed Property any greater degree of care than it gives similar escrowed property.

(c) (i) The parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrowed Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Borrower, whether or not such income was disbursed during such calendar year.

(ii) Prior to the date hereof, the Borrower shall provide the Escrow Agent with certified tax identification numbers by furnishing Internal Revenue Service Form W-9 and such other forms and documents that the Escrow Agent may reasonably request. With respect to the preparation and delivery of

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Form 1099s and all matters pertaining to the reporting of earnings on funds held under this Agreement, the Escrow Agent shall be entitled to request and receive written instructions from the Borrower, and the Escrow Agent shall be entitled to rely conclusively and without further inquiry on such written instructions. The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrowed Property.

(iii) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrowed Property, the Escrow Agent shall satisfy such liability to the extent possible from Excess Escrowed Property, if any. The Borrower shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 4(c)(iii) is in addition to the indemnification provided in Section 8 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

Section 5. Distribution of Escrowed Property. The Escrow Agent is directed to distribute the Escrowed Property in the following manner:

(a) if at or prior to 2:00 p.m. (New York City time) on the Business Day prior to the Outside Date, the Escrow Agent receives an officers’ certificate from the Borrower substantially in the form of Exhibit B, dated as of the date the Escrowed Property is to be released (the “Escrow Release Date”) pursuant to the Release Notice (as defined below), executed by Responsible Officers of the Borrower and certifying to the Escrow Agent as to the matters set forth therein (an “Officers’ Certificate”), and a written notice substantially in the form of Exhibit C, executed by Responsible Officers of the Borrower (a “Release Notice”), the Escrow Agent shall, provided that the Release Notice has been received, release the Escrowed Property as directed and in the manner set forth in the Release Notice and the Officers’ Certificate from the Borrower; or

(b) if (A) the Escrow Agent shall not have received an Officers’ Certificate pursuant to Section 5(a) on or prior to the Outside Date, (B) the Borrower shall have notified the Escrow Agent and the Administrative Agent in writing in the form of an Officers’ Certificate (which may be a Release Notice) stating that (x) the Borrower will not pursue the consummation of the Schrader Acquisition (as defined in the Loan Agreement) or (y) the Merger Agreement has been or will be terminated or (C) the Term B Loans have become accelerated pursuant to Section 7.2 or 7.3 of the Loan Agreement and the Administrative Agent shall have delivered to the Escrow Agent a notice in writing in the form of Exhibit D hereto (upon which the Escrow Agent shall rely conclusively and without further inquiry) (each of the events described in the foregoing clauses (A), (B) and (C), an “Escrow Prepayment Event”) the Escrow Agent shall, as provided in this section, release the Escrowed Property (including any investment earnings) to the Administrative Agent on such date pursuant to the wire and delivery instructions provided on Schedule II hereto (the date of such release, the “Escrow Termination Date”).

(c) The Borrower shall deliver the Officers’ Certificate (or the Release Notice, as applicable) pursuant to Section 5(b)(B) no later than the Business Day immediately following the date of the Borrower’s determination referenced therein.

(d) Following the release of the Escrowed Property in connection with an Escrow Prepayment Event, any Excess Escrowed Property in excess of any fees, expenses or other

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amounts payable under the Loan Agreement or hereunder in connection therewith or as set forth in Section 8(d), shall be returned by the Escrow Agent to the Borrower.

Section 6. Termination. This Agreement shall terminate upon the distribution of all Escrowed Property from the accounts established hereunder, including any interest and investment earnings thereon, and this Agreement shall be of no further force and effect except as provided in the immediately following sentence. The provisions of Sections 4(c), 7, 8 and 9 hereof shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

Section 7. Duties of the Escrow Agent.

(a) Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any party hereto or any other person under this Agreement. The Escrow Agent will not be responsible or liable for the failure of any party hereto to perform in accordance with this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement (including but not limited to the Merger Agreement or the Loan Agreement), whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Agreement to any other agreement, instrument, or document are for the convenience of the parties hereto, and the Escrow Agent has no duties or obligations with respect thereto. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement or any other agreement.

(b) Attorneys and Agents. The Escrow Agent may consult with counsel of its selection, including its in-house counsel, with respect to any questions relating to its duties and responsibilities and shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken in good faith by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 8(d) for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties hereunder either directly or by or through its agents, representatives, attorneys, custodians, and/or nominees and the Escrow Agent shall not be responsible for any misconduct or negligence on the part of any agent, representative, attorney, custodian or nominee appointed with due care by it hereunder.

(c) Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in good faith in accordance with the direction or consent of the parties hereto or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any signature, endorsement, assignment, instruction, notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Agreement, the Borrower shall deliver to the Escrow Agent authorized signers’ forms in the form of Schedule I to this Agreement.

(d) Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

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(e) No Financial Obligation. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement, unless it shall have been furnished with indemnity and/or security satisfactory to it.

(f) The Escrow Agent shall have no liability under the provisions of any agreement other than this Agreement.

Section 8. Provisions Concerning the Escrow Agent.

(a) Indemnification. The Borrower shall indemnify, defend and hold harmless the Escrow Agent and each of its officers, directors and employees from and against any and all loss, liability, cost, damage, claim and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent or any of such persons suffers or incurs by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to the Escrow Agent’s appointment as Escrow Agent hereunder, this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage, claim or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent, its officers, directors or employees. The provisions of this Section 8(a) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

(b) Limitation of Liability. The Escrow Agent shall not be liable, directly or indirectly, for any (A) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have directly resulted from the Escrow Agent’s gross negligence or willful misconduct, or (B) special, indirect, punitive or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(c) Resignation or Removal. The Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by furnishing written notice of its resignation to the Borrower and the Administrative Agent, which notice shall specify the date when such resignation shall take effect, and the Borrower and the Administrative Agent may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Within seven Business Days after giving the notice of removal to the Escrow Agent or receiving the notice of resignation from the Escrow Agent, in each case pursuant to this Section 8(c), the Borrower shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such seven Business Day period, the Escrow Agent may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of the Borrower. Such resignation or removal, as the case may be, shall be effective upon the appointment of a successor, and the retiring Escrow Agent shall transmit all records pertaining to the Escrowed Property and shall pay all Escrowed Property to the successor escrow agent, after making copies of records the Escrow Agent deems advisable and, solely to the extent of Excess Escrowed Property, if any, after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and attorneys’ fees and expenses) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. Upon delivery of such Escrowed Property to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

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(d) Compensation. The Escrow Agent shall be entitled to compensation for its services and reimbursement of its expenses as separately agreed upon with the Borrower, which compensation and reimbursement shall be paid by the Borrower. The Borrower agrees to pay such compensation and to reimburse the Escrow Agent for the out-of-pocket expenses (including, without limitation, attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated by the Borrower for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within 30 days of the date due, the Escrow Agent in its sole discretion may charge the Borrower interest on such amount in accordance with its customary billing policies, which amount may not exceed the highest rate permitted by applicable law. The Escrow Agent may, in its sole discretion, withhold from any distribution of Excess Escrowed Property, if any, an amount equal to any unpaid fees and expenses to which the Escrow Agent is entitled hereunder and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from Excess Escrowed Property, if any. The provisions of this section shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

(e) Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrowed Property until the Escrow Agent (A) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrowed Property, in which event the Escrow Agent shall be authorized to disburse the Escrowed Property in accordance with such final court order, arbitration decision, or agreement, (B) receives a written agreement jointly executed by the Borrower and the Administrative Agent, in which event the Escrow Agent shall be authorized to disburse the Escrowed Property in accordance with the instructions of the Borrower and the Administrative Agent, or (C) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrowed Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action; provided that, notwithstanding the foregoing, the Escrow Agent shall release the Escrowed Property in accordance with Section 5 hereof; provided further that, for the avoidance of doubt, the Administrative Agent shall at all times have the right to instruct the Intermediary pursuant to Section 3(c)(iii) hereof with respect to the Escrow Accounts and the other Escrow Collateral credited thereto. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent. The Escrow Agent shall be entitled to act on any agreement, court order or arbitration decision without further question, inquiry or consent. The Escrow Agent shall have no liability to the Borrower or any other person with respect to any suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrowed Property or any delay in or with respect to any other action required or requested of Escrow Agent.

(f) Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its escrow or corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation

9

or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(g) Attachment of Escrowed Property; Compliance with Legal Orders. In the event that any Escrowed Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(h) Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation acts of God, earthquakes, fire, flood, wars, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services, accidents, nuclear catastrophes, labor disputes, acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 9. Miscellaneous.

(a) This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof. All prior and contemporaneous negotiations and agreements between or among the parties hereto on the matter contained in this Agreement are expressly merged into and superseded by this Agreement.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws (other than Section 5-1401 of the General Obligations Law).

(c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail, return receipt requested, directed to such person at such person’s address for purposes of notices hereunder. The Borrower, the Administrative Agent and the Escrow Agent further agree that the Escrow Agent has the right to interplead all of the assets held hereunder into a court of competent jurisdiction pursuant to Section 8(e) hereto in order to determine the rights of any person claiming any interest herein. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS

10

CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(d) All notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (A) personally, (B) by facsimile transmission with written confirmation of receipt, (C) by overnight delivery with a reputable national overnight delivery service, or (D) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. Notwithstanding anything to the contrary herein provided, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to the Borrower:

Western Digital Corporation

3355 Michelson Drive, Suite 100

Irvine, California 92612

Phone:

Facsimile: (949) 672-6604

Attention: Michael Ray

If to the Administrative Agent:

JPMorgan Chase Bank, N.A.

10 South Dearborn

Chicago, IL 60603

Phone: (312) 732-1162

Facsimile: (844) 490-5663

Attention: Dustin Thompson

If to the Escrow Agent or the Intermediary:

SunTrust Bank

919 East Main Street, 7th Floor

Richmond, Virginia 23219

Client Manager: Nickida Dooley, Vice President

Phone: (804)782-7610

Facsimile: (804)225-7141

Attention: Escrow Services

Email: Nickida.Dooley@Suntrust.com

(e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f) Except as otherwise specifically provided for in this Section 9(f), this Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. Any such assignment made without such consent shall be null and void for all purposes. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. The Escrow Agent may assign or transfer its rights under this Agree-

11

ment to any of its affiliates without the prior written consent of any party hereto, provided that the Escrow Agent shall notify the Borrower in writing of such assignment or transfer promptly following the effectiveness thereof. For purposes of this Section, “affiliate” means any person that directly or indirectly controls, or is under common control with, or is controlled by, the Escrow Agent, provided that “control” (including its correlative meanings – “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of partnership or other ownership interests, by contract or otherwise). Except as expressly provided herein, no person other than the Lenders shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto and the Lenders and (subject to the provisions of this Section 9(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person other than the Lenders.

(g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the Borrower, the Administrative Agent and the Escrow Agent. This Agreement may not be modified orally or by electronic mail (other than in PDF format).

(h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(j) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy. A waiver by any party to this Agreement of any condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in one or more instances, shall not be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

(k) Each of the parties hereto hereby represents and warrants (A) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (B) that the execution, delivery and performance of this Agreement by such party does not and will not violate any law or regulation applicable to it.

(l) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(m) For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or required by law to close.

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(n) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by Responsible Officers of the Borrower or Administrative Agent designated on Schedule I attached hereto and made a part hereof, which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

(o) This Agreement has been accepted, executed and delivered by the Administrative Agent in its capacity as Administrative Agent under and pursuant to the terms of the Loan Agreement. The Administrative Agent shall be entitled to all rights, privileges, immunities and protections set forth in the Loan Agreement in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

(p) The parties hereto are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the appropriate state. The Escrow Agent shall have no liability to the Borrower, its heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrowed Property be subject to escheat.

(q) The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Escrow Agent, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Escrow Agent. The parties to this Agreement agree that they will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGE FOLLOWS]

13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WESTERN DIGITAL CORPORATION

By:	/s/ Olivier Leonetti
	Name:	Olivier Leonetti
	Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent under the Loan Agreement

By:	/s/ Caitlin Stewart
	Name:	Caitlin Stewart
	Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SUNTRUST BANK,
as Escrow Agent

By:	/s/ Nickida Dooley
	Name:	Nickida Dooley
	Title:	Vice President

SUNTRUST BANK,
as Securities Intermediary

By:	/s/ Nickida Dooley
	Name:	Nickida Dooley
	Title:	Vice President

WESTERN DIGITAL CORPORATION TERM B LOANS ESCROW

EXHIBIT A

Notice of Extension of Outside Date

[insert date]

NOTICE IS HEREBY GIVEN THAT pursuant to Section 3(b) of the Escrow Agreement, dated as of April 29, 2016 (the “Escrow Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank, as escrow agent (the “Escrow Agent”), and SunTrust Bank, as securities intermediary, as of the date hereof the Borrower hereby elects to extend the Outside Date such that the effective “Outside Date” for purposes of the Escrow Agreement shall be as set forth below. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Loan Agreement referred to therein).

The Borrower hereby certifies to the Escrow Agent and the Administrative Agent through the undersigned officers that they are extending the Outside Date in accordance with Section 3(b) of the Escrow Agreement.

Prior to Notice:

Outside Date: October 21, 2016

Effective upon Notice:

Outside Date: January 21, 2017

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A-1

IN WITNESS WHEREOF, the Borrower, through the undersigned officers, has signed this notice on the date first set forth above.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit A-2

WESTERN DIGITAL CORPORATION TERM B LOANS ESCROW

EXHIBIT B

Officers’ Certificate

Western Digital Corporation

[insert date]

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of April 29, 2016 (the “Escrow Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank, as escrow agent (the “Escrow Agent”), and SunTrust Bank, as securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Loan Agreement referred to therein).

The Borrower hereby certifies to the Escrow Agent and the Administrative Agent through the undersigned officers that on the date hereof, substantially concurrently with the release of the Escrowed Property:

(1)    all of the conditions to the release of the loans under the Loan Agreement from escrow, pursuant to Section 3.3 thereof, have been, or will have been, satisfied or waived prior to or concurrently with the release of the Escrowed Property; and

(2)    the Escrowed Property will be used on a substantially concurrent basis by the Borrower to consummate the Schrader Acquisition in accordance with the terms of the Merger Agreement.

Pursuant to the Escrow Agreement, the Borrower hereby authorizes and instructs the release by the Escrow Agent of the Escrowed Property as promptly as practicable following the receipt of this certificate but in no event later than [insert time][a.m.][p.m.] (New York City time) on [insert date].1

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Time of release to be no earlier than an hour after the time of delivery of the Officers’ Certificate pursuant to Section 5(a).

Exhibit B-1

IN WITNESS WHEREOF, the Borrower, through the undersigned officers, has signed this officers’ certificate on the date first set forth above.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-2

WESTERN DIGITAL CORPORATION TERM B LOANS ESCROW

EXHIBIT C

Release Notice

[insert date]

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of April 29, 2016 (the “Escrow Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), SunTrust Bank, as escrow agent (the “Escrow Agent”) and SunTrust Bank, as securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Loan Agreement referred to therein).

Pursuant to the Escrow Agreement, the Borrower hereby authorizes the release by the Escrow Agent of the Escrowed Property in the aggregate amount of:

[Choose one of the following as applicable:]

[Purpose A – Choose if a release pursuant to Section 5(a)]

(i) $          (representing the Term B Loans underwriting fee previously agreed among the Borrower and the Joint Lead Arrangers (as defined in the Loan Agreement)) to the Administrative Agent for itself and on behalf of the Joint Lead Arrangers, pursuant to the Administrative Agent’s Wire Instructions on Schedule I attached hereto or as otherwise directed by the Administrative Agent.

(ii) $          (representing the remaining balance of Escrowed Property in the USD Escrow Account after the release in step 1 above) payable to the Borrower pursuant to the wire instructions on Schedule I attached hereto.

(iii) €          representing the proceeds of Escrowed Property in the Euro Escrow Account payable to the Borrower pursuant to the wire instructions on Schedule I attached hereto.

[Purpose B – Choose if an Escrow Prepayment Event is triggered and the Escrowed Property is to be distributed pursuant to Section 5(b)]

(i) $         , representing 100% of the Escrowed Property in the USD Escrow Account to the Administrative Agent pursuant to the wire and delivery instructions provided on Schedule II of the Escrow Agreement.

(ii) €         , representing 100% of the Escrowed Property in the Euro Escrow Account to the Administrative Agent pursuant to the wire and delivery instructions provided on Schedule II of the Escrow Agreement.

Exhibit C-1

The Escrow Agent is hereby notified that [Choose one of the following as applicable:][the Borrower will not pursue the consummation of the Schrader Acquisition][the Merger Agreement has been terminated].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C-2

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of the date first set forth above.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit C-3

WESTERN DIGITAL CORPORATION TERM LOANS B ESCROW

Schedule I to Exhibit C

1. Administrative Agent’s Wire Instructions

Name of Bank:	JP Morgan Chase
City/State of Bank:	New York, NY
ABA Number of Bank:	021000021
Name of Beneficiary:	JPMorgan, as administrative agent under the Senior Credit Facilities
Account Number at Bank:
Account Name:	LS2 Incoming Account
Ref:	Western Digital Corporation

2. Borrower Wire Instructions for Escrowed Property released from the USD Escrow Account

Name of Bank:	JP Morgan Chase
City/State of Bank:	New York, NY
ABA Number of Bank:	021000021
Name of Account:	Western Digital Technologies, Inc.
Account Number at Bank:
SWIFT Code:	CHASUS33
Attn:	Treasury

3. Borrower Wire Instructions for Escrowed Property released from the Euro Escrow Account

Name of Bank:	HSBC Bank PLC, London
City/State of Bank:	London, England
IBAN Number of Bank:	GB40MIDL400515
Name of Beneficiary:	Western Digital Technologies, Inc.
Name of Account:	HSBC Bank PLC, London
Account Number at Bank:
SWIFT Code:	MIDLGB22
Ref:	WDT FX trade settlement

Exhibit C-4

WESTERN DIGITAL CORPORATION TERM B LOANS ESCROW

EXHIBIT D

FORM OF ENFORCEMENT NOTICE

OF

ADMINISTRATIVE AGENT

                 , 2016

This certificate is being delivered pursuant to Section 5(b)(C) of the Escrow Agreement, dated as of April 29, 2016 (the “Escrow Agreement”), by and among Western Digital Corporation, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), SunTrust Bank, as escrow agent (the “Escrow Agent”), and SunTrust Bank, as securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Loan Agreement referred to therein).

The undersigned hereby certifies that the Term B Loans have been declared accelerated pursuant to Section [7.2] [7.3] of the Loan Agreement and you are hereby directed to release the Escrowed Property to the Administrative Agent in accordance with Section 5(b) of the Escrow Agreement.

[Signature page follows]

Exhibit D-1

IN WITNESS WHEREOF, the Administrative Agent, through the undersigned officer, has signed this Enforcement Notice as of the date first above written.

JPMorgan Chase Bank, N.A., as Administrative Agent under the Loan Agreement

By:
Name:
Title:

Exhibit D-2

WESTERN DIGITAL CORPORATION TERM B LOANS ESCROW

EXHIBIT F

Investment Authorization Form

To: SunTrust Bank

I direct and authorize you to invest all temporary cash and the portion of my [USD Escrow Account][Euro Escrow Account][Escrow Accounts] that is appropriate to maintain in cash or cash equivalents in a SunTrust Bank deposit option as follows:

Check One:

SunTrust Interest Bearing Demand Deposit Account      SunTrust Non-Interest Bearing Demand Deposit Account

I acknowledge and consent that:

1.	I understand that investments in the SunTrust Interest Bearing Demand Deposit Account and SunTrust Non-Interest Bearing Demand Deposit Account are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the standard FDIC insurance amount of $250,000, including principal and accrued interest. The Parties understand that deposits in the SunTrust Interest Bearing Demand Deposit Account and SunTrust Non-Interest Bearing Demand Deposit Account are not secured.

2.	I have full power to direct and authorize investments in account(s) identified below.

Account Name and Number:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit F-1

This direction and authorization shall continue in effect until revoked by written instruction delivered to the Escrow Agent. Until a replacement fund is provided to the Escrow Agent all funds will be held in cash.

Date:

Name (printed or typed)	Signature

Name (printed or typed)	Signature

Exhibit F-1

WESTERN DIGITAL CORPORATION TERM B LOANS ESCROW

SCHEDULE I

Responsible Officers of the Borrower

Name	Title	Specimen Signature

Michael Cordano	President and Chief Operating Officer	/s/ Michael Cordano

Olivier Leonetti	Chief Financial Officer	/s/ Olivier Leonetti

Michael Ray	Executive Vice President, Chief Legal Officer and Secretary	/s/ Michael Ray

Responsible Officers of the Administrative Agent

Name	Title	Specimen Signature

Dan Alster	Managing Director	/s/ Dan Alster

Caitlin Stewart	Vice President	/s/ Caitlin Stewart

[SCHEDULE I – ESCROW AGREEMENT]

WESTERN DIGITAL CORPORATION TERM B LOANS ESCROW

SCHEDULE II

Administrative Agent Wire and Delivery Instructions

JPMORGAN CHASE BANK, N.A.

Wire and delivery instructions for U.S. Dollars:

Name of Bank:	JP Morgan Chase
City/State of Bank:	New York, NY
ABA Number of Bank:	021000021
Name of Beneficiary:	JPMorgan, as administrative agent under the Senior Credit Facilities
Account Number at Bank:
Account Name:	LS2 Incoming Account
Ref:	Western Digital Corporation

Wire and delivery instructions for Euros:

Bank Name:	JP Morgan AG, Frankfurt
Swift:	CHASDEFX
Account Name:	J.P. Morgan Europe Limited
Swift:	CHASGB22
Account No.:

[SCHEDULE II – ESCROW AGREEMENT]